EXHIBIT 10.14

Amendment to Credit Agreement
This agreement is dated as of June 27, 2005, by and between ARI Network Services, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, with its main office in Chicago, IL (the “Bank”), and its successors and assigns. The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).
WHEREAS, the Borrower and the Bank entered into a credit agreement dated July 9, 2004, as amended (if applicable) (the “Credit Agreement”); and
WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth below;
NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:
1.	DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2.	MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:
2.1	Section 1.3 of the Credit Agreement captioned “Borrowing Base” is hereby amended and restated to read as follows:

Borrowing Base. The aggregate principal amount of advances outstanding at any one time under Facility A (the “Aggregate Outstanding Amount”) shall not exceed the Borrowing Base or the maximum principal amount then available under the Line of Credit Note (and any renewals, modifications or extensions thereof) evidencing Facility A, whichever is less (the “Maximum Available Amount”). If at any time the Aggregate Outstanding Amount exceeds the Maximum Available Amount, the Borrower shall immediately pay the Bank an amount equal to such excess. “Borrowing Base” means the aggregate of
A.	80% of the book value of all Eligible Accounts, plus

B.	45% of the value of all Eligible Open Orders/Unbilled Renewals; provided however, Borrower’s overall renewal rate is equal to or greater that 85%, minus

C.	$75,000.00.
2.2	Section 2. of the Credit Agreement captioned “Definitions” is hereby amended by adding Subsection 2.10 thereto as follows:
2.10 “Eligible Open Orders/Unbilled Renewals” means all of Borrowers open orders/unbilled renewals that will become Eligible Accounts upon billing.
2.3	Sub-section A of Section 4.5 of the Credit Agreement captioned “Financial Reports” is hereby amended and restated to read as follows:
A. Via either the EDGAR System or its Home Page, within forty-five (45) days after the filing of its Quarterly Report on Form 10-QSB for the fiscal quarter then ended with the Securities and Exchange Commission, copies of the financial statements for such fiscal quarter as contained in such Quarterly Report on Form 10-QSB.
2.4	Sub-section C of Section 4.5 of the Credit Agreement captioned “Financial Reports” is hereby amended and restated to read as follows:
C. Upon request, a list of accounts receivable, aged from date of invoice and certified as correct by one of its authorized agents.
3.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified herein.

4.	BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement.

5.	FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, both before and after judgment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

6.	EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank.

7.	ACKNOWLEDGEMENTS OF BORROWER. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in Law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of the Bank related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

8.	NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement.

Borrower:

ARI Network Services, Inc.

By:	/s/ Timothy Sherlock

Timothy Sherlock VP Finance, CFO

Printed Name Tille

Date Signed: 2/7/05;

Bank:

JP Morgan Chase/Bank, N.A.

By:	/s/ Jay A. Isaman

Jay A. Isaman VP

Printed Name Title

Date Signed: 7/8/05

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